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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2000
                                                      REGISTRATION NO. 333-91051
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   VERIO INC.
             (Exact Name of Registrant as Specified in Its Charter)


                     DELAWARE                                          84-1339720
 (State or Other Jurisdiction of Incorporation or         (I.R.S. Employer Identification No.)
                   Organization)

                                                                CARLA H. DONELSON, ESQ.
                                                     VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                                                       VERIO INC.
       8005 SOUTH CHESTER STREET, SUITE 200               8005 SOUTH CHESTER STREET, SUITE 200
             ENGLEWOOD, COLORADO 80112                         ENGLEWOOD, COLORADO 80112
                  (303) 645-1900                                     (303) 645-1900
    (Address, Including Zip Code, and Telephone         (Name, Address, Including Zip Code, and
   Number, Including Area Code, of Registrant's        Telephone Number, Including Area Code, of
           Principal Executive Offices)                            Agent For Service)

                                 With a copy to:
                              GAVIN B. GROVER, ESQ.
                             MORRISON & FOERSTER LLP
             425 MARKET STREET, SAN FRANCISCO, CALIFORNIA 94105-2482
                                 (415) 268-7000


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                     REMOVAL OF SECURITIES FROM REGISTRATION

         We previously registered, pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-91051), declared effective by the Securities and Exchange Commission on February 11, 2000 (the "Registration Statement"), the following securities (hereinafter, collectively, the "Shares"):

         o 7,200,000 shares of 6.75% Series A convertible preferred stock, par value $0.001 per share, held by certain selling stockholders;

         o shares of common stock issuable upon conversion of the convertible preferred stock;

         o 411,476 shares of common stock issued upon the exercise of warrants that we assumed on January 5, 1999;

         o 50,000 shares of common stock we agreed to register on behalf of an individual who sold his company to us;

         o shares of common stock that we might have issued in lieu of cash to pay dividends on the convertible preferred stock;

         o shares of common stock that we might have issued for funds held in an account opened for the benefit of the holders of the convertible preferred stock; and

         o up to 2,000,000 shares of our common stock issuable by us and/or our wholly-owned subsidiary, Verio, LLC.

         By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Shares which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

                                        2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on September 12, 2000.

                                          VERIO INC.

                                          By: /s/ JUSTIN L. JASCHKE
                                             ----------------------------------
                                                      Justin L. Jaschke
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

        SIGNATURE               TITLE                       DATE

/s/ JUSTIN L. JASCHKE           Chief Executive Officer     September 12, 2000
----------------------------
    Justin L. Jaschke


/s/ JUNICHI NOMURA              Director                    September 12, 2000
----------------------------
     Junichi Nomura


/s/ YOSHIO KATSUMATA            Director                    September 12, 2000
----------------------------
    Yoshio Katsumata


/s/ PETER B. FRITZINGER         Chief Financial Officer     September 12, 2000
----------------------------    (Principal Accounting
   Peter B. Fritzinger          Officer)